Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 19, 2013, accompanying the consolidated financial statements included in the Annual Report of Lyris, Inc. on Form 10-K for the years ended June 30, 2013 and 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Lyis, Inc. on Form S-8 (File Nos. 333-126265, 333-161149, 333-179074 and 333-183157).

/s/ BURR PILGER MAYER, INC.

San Jose, CA
September 19, 2013